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                                                                    EXHIBIT 99.1

                              [UNUMPROVIDENT LOGO]

                                  NEWS RELEASE

FOR IMMEDIATE
RELEASE

FOR ADDITIONAL INFORMATION CONTACT:
-------------------------------------------------------------------------------
Thomas A. H. White
Vice President,
Investor Relations
423.755.8996

Linnea R. Olsen
Director,
Corporate Relations
207.575.4452
-------------------------------------------------------------------------------
UNUMPROVIDENT CORPORATION

1 FOUNTAIN SQUARE,
CHATTANOOGA, TN 37402

2211 CONGRESS STREET,
PORTLAND, ME  04122

www.unumprovident.com


February 6, 2002

                UnumProvident Corporation Reports Fourth Quarter
                 of 2001 Operating Earnings of $0.62 Per Share

                               ------------------

       Portland, ME and Chattanooga, TN - UnumProvident Corporation (NYSE: UNM) today reported after-tax operating income before special items, net realized investment losses, and extraordinary items of $150.9 million ($0.62 per diluted common share) for the fourth quarter of 2001. These results compare to $148.6 million ($0.61 per diluted common share) for the fourth quarter of 2000.

       Net income for the fourth quarter of 2001 was $124.0 million ($0.51 per diluted common share) compared to $149.6 million ($0.62 per diluted common share) in the fourth quarter of 2000. These net income results for the fourth quarter of 2001 include a special item which reduced net income by $5.4 million ($0.02 per diluted common share) related to the write off of the remaining goodwill balance associated with the Company's operations in Argentina and an extraordinary loss of $2.9 million ($0.01 per diluted common share) related to the early extinguishment of debt. Net income in the fourth quarter of 2000 included special items which increased net income by $2.4 million ($0.01 per diluted common share). Also included in the net income results are net realized after-tax investment losses of $18.6 million ($0.08 per diluted common share) in the fourth quarter of 2001 and $1.4 million ($0.00 per diluted common share) in the fourth quarter of 2000.

       For the full year 2001, the Company reported after-tax operating income before special items, net realized investment losses, and extraordinary items of $593.4 million ($2.44 per diluted common share),


(C) 2001 and 2002 UnumProvident Corporation. UnumProvident, the combined name and logo is a service mark of UnumProvident Corporation. All rights reserved.

compared to $570.7 million ($2.36 per diluted common share) for the full year 2000.

       Net income for the full year 2001 was $579.2 million ($2.38 per diluted common share) compared to $564.2 million ($2.33 per diluted common share) in the full year 2000. Net income for 2001 includes special items which increased net income by $14.2 million ($0.05 per diluted common share) related to a first quarter tax benefit of $35.2 million, third quarter after-tax loss of $15.6 million related to the events of September 11th, and the fourth quarter goodwill write off of $5.4 million. Also included in 2001 net income is the extraordinary loss of $2.9 million ($0.01 per diluted common share) related to the early extinguishment of debt. Net income in 2000 included special items, described in the segment analysis below, which increased net income by $2.4 million ($0.01 per diluted common share). Also included in these net income results are net realized after-tax investment losses of $25.5 million ($0.10 per diluted common share) in 2001 and $8.9 million ($0.04 per diluted common share) in 2000.

       Chairman, President and Chief Executive Officer J. Harold Chandler said, "We are pleased that our fourth quarter results meet virtually all of our internal quantitative and qualitative expectations. Although the overall economic environment continues to be challenging, our operations and sales infrastructure investments made during 2000 and 2001 are clearly yielding sustainable results. We expect continued progress during 2002 toward achieving our long-term financial goals."

Results by Segment
------------------

       The Employee Benefits segment, which includes group disability, group life, accidental death and dismemberment coverages ("AD&D"), group long-term care, and the results of managed disability, reported income before net realized investment gains and losses and federal income taxes ("income") of $147.4 million in the fourth quarter of 2001, compared to $81.4 million in the fourth quarter of 2000. The results in the year ago quarter include an increase of $65.6 million in the Company's group long-term disability unpaid claim liabilities. Excluding the impact of this special item last year, this segment reported income of $147.0 million.

       Within the segment, the group disability line reported income of $80.8 million compared to $15.0 million in the prior year fourth quarter. Excluding the impact of the special item in this line of business, $65.6 million, this line reported income of $80.6 million in the year ago quarter. The flat operating performance was driven by growth in earned premium and a decline in the benefit ratio which was offset by higher operating expenses due to strong sales activity in the quarter. The benefit ratio for group disability in the fourth quarter of 2001 was 84.8 percent compared to 87.3 percent one year ago excluding the special item.

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The decrease in the benefit ratio was primarily due to improved underlying risk results in the Company's long-term disability business.

       Also within the Employee Benefits segment, the group life, AD&D, and group long-term care lines of business reported income of $63.0 million, compared to income of $64.3 million in the year ago quarter. The decline was primarily the result of lower income from the AD&D line of business, which offset relatively flat results in the group long-term care line of business and improved results in the group life line of business.

       Premium income for the Employee Benefits segment increased 9.6 percent to $1,110.7 million in the fourth quarter of 2001, compared to $1,013.4 million in the fourth quarter of 2000. New annualized sales (submitted date basis) for group disability increased 20.9 percent to $287.3 million in the fourth quarter of 2001, from $237.6 million in the fourth quarter of 2000. New annualized sales (submitted date basis) for group life, AD&D, and group long-term care declined
10.2 percent to $199.7 million in the fourth quarter of 2001, from $222.4 million in the fourth quarter of 2000. (Note: The Company implemented new internal guidelines in the first quarter of 2001 for reporting its submitted date basis sales for the Employee Benefits lines of business. Please refer to the fourth quarter 2001 statistical supplement for comparative data and a description of the change.)

       Premium persistency in the Company's long-term disability block improved to 84.9 percent for the full year 2001 compared to 81.6 percent in 2000. Persistency also improved in the group life and short-term disability lines relative to a year ago. The additional amortization of deferred policy acquisition costs for persistency adjustments in the fourth quarter of 2001 totaled $12.7 million in the Employee Benefits segment, compared to $2.5 million in the fourth quarter of 2000. The higher level of additional amortization is the result of the majority of the terminated business coming from more recently issued business, which has higher remaining balances in the associated deferred policy acquisition costs. The profitability of the terminated business in this segment is less than that of the in-force business.

       The Individual segment includes results from the individual disability and individual long-term care lines of business. The Individual segment reported income of $67.3 million in the fourth quarter of 2001, compared to $79.4 million in the fourth quarter of 2000.

       Within this segment, the individual disability line of business reported income of $61.0 million in the fourth quarter of 2001, compared to income of $74.1 million in the year ago quarter. The decline is primarily due to increased benefit payments and lower miscellaneous income, which more than offset higher net investment income. Income in the individual long-term care line of business was $6.3 million for the fourth quarter of 2001 compared to $5.3 million for the same period of 2000. The improved performance in this line primarily resulted from strong revenue growth and a lower benefit ratio.

       Premium income in the Individual segment increased 3.6 percent to $459.4 million in the fourth quarter of 2001, compared to $443.5 million in the fourth quarter of 2000. New annualized sales in the individual disability line totaled $42.1 million in the fourth quarter of 2001, compared to $32.4 million in the fourth quarter of 2000, an increase of 29.9 percent. New annualized sales in the individual long-term care line totaled $15.2 million in the fourth quarter of 2001, compared to $14.4 million in the fourth quarter of 2000, an increase of
5.6 percent.

       The Voluntary Benefits segment, which includes the results of products sold to groups of employees through payroll deduction at the workplace, reported income of $43.0 million in the fourth quarter of 2001, compared to $39.4 million in the fourth quarter of 2000, an increase of 9.1 percent. Premium income for this segment increased 8.3 percent to $200.9 million in the fourth quarter of 2001, compared to $185.5 million in the fourth quarter of 2000. Total revenue growth was 9.9 percent in the fourth quarter of 2001, increasing to $237.6 million from $216.1 million in the year ago quarter. New annualized sales in this segment increased 13.6 percent to $97.8 million in the fourth quarter of 2001, from $86.1 million in the fourth quarter of 2000.

       The Other segment, which includes results from products no longer actively marketed, reported income of $12.5 million in the fourth quarter of 2001, compared to a loss of $29.4 million in the year ago quarter. Included in the fourth quarter of 2000 results was an increase of $21.9 million in claim reserves of certain reinsurance pools in which the Company participates and a charge of $15.5 million related to uncollectible receivables and loss provisions. Excluding the $37.4 million impact of the 2000 special items, this segment reported income of $8.0 million in the fourth quarter of 2000.

       The Corporate segment, which includes investment earnings on corporate assets not specifically allocated to a line of business, corporate interest expense, amortization of goodwill, and certain corporate expenses, reported a loss of $45.9 million in the fourth quarter of 2001, compared to income of $62.5 million in the fourth quarter of 2000. The results for the fourth quarter of 2001 include the goodwill write down of $5.4 million before tax. Excluding this write down, this segment reported a loss of $40.5 million. The results for the fourth quarter of 2000 included two special items: a $116.1 million gain on the purchase of an annuity for the Company's retirees and $9.4 million of expense related to certain benefits and office consolidations. Excluding the impact of these special items, $106.7 million, this segment reported a loss of $44.2 million in the fourth quarter of 2000.

       As of December 31, 2001, book value per common share was $24.52, compared to $23.12 a year ago. Book value per share excluding net unrealized gains and losses on securities was $23.95, compared to $22.24 a year ago.

       UnumProvident Corporation senior management will host a conference call on Thursday, February 7 at 9:00 a.m. (eastern) to discuss the results of operations for the fourth quarter and may include forward-looking information, such as guidance on future results or trends in operations, as well as other material information. The dial-in number is (913) 981-5524. Alternatively, a live webcast of the call will be available at www.unumprovident.com in a
                                              ---------------------
listen-only mode. About fifteen minutes prior to the start of the call, you should access the "Investor & Shareholder Information" section of our website. A replay of the call will be available by telephone and on our website through Thursday, February 14.

       The subsidiaries of UnumProvident Corporation offer a comprehensive, integrated portfolio of products and services backed by industry-leading return-to-work resources and disability expertise. UnumProvident is the world leader in protecting income and lifestyles through its comprehensive offering of group, individual, and voluntary benefits products and services. UnumProvident has operations in the United States, Canada, the U.K., Japan, and elsewhere around the world.

       A "safe harbor" is provided for "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Statements in this press release, which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include such general matters as general economic conditions; events or consequences relating to attacks on the United States on September 11, 2001; competitive factors, including pricing pressures; legislative or regulatory changes; and the interest rate environment and adverse changes in the securities markets. More specifically, they include fluctuations in insurance reserve liabilities, projected new sales and renewals, persistency rates, incidence and recovery rates, retained risks in reinsurance operations, availability and cost of reinsurance, and field force effectiveness with supporting product offerings and customer service. For further information of risks and uncertainties that could affect actual results, see the sections entitled "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors" in the Company's Form 10-K for the fiscal year ended December 31, 2000 and similar cautionary statements in the subsequently filed Form 10-Qs. The forward-looking statements are being made as of the date of this press release and the Company expressly disclaims any obligation to update any forward-looking statement contained herein.

                                       ###

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                               DIGEST OF EARNINGS
                                   (Unaudited)
                      UnumProvident Corporation (UNM:NYSE)
                                and Subsidiaries

                                                                   Three Months                       Twelve Months
($ in millions except share data)                                Ended December 31                  Ended December 31
                                                             ---------------------------       -----------------------------
                                                                2001            2000               2001           2000
                                                             ------------     ----------       -------------    ------------

Revenue Excluding Net Realized Investment Losses              $2,342.3         $2,305.0        $9,435.4         $9,446.9

Income Before Special Items, Net Realized Investment
Losses, and Extraordinary Loss                                  $150.9           $148.6          $593.4           $570.7

Income Before Net Realized Investment Losses and
Extraordinary Loss                                              $145.5           $151.0          $607.6           $573.1

Net Income                                                      $124.0           $149.6          $579.2           $564.2

Average Shares - Basic                                       242,131,424      241,207,848      241,824,878      240,880,399

Average Shares - Assuming Dilution                           243,470,658      242,976,012      243,608,720      242,060,973

Income Per Share Before Special Items, Net Realized
Investment Losses, and Extraordinary Loss - Basic                $0.62            $0.62            $2.45           $2.37

Income Per Share Before Net Realized Investment Losses
and Extraordinary Loss - Basic                                   $0.60            $0.63            $2.51           $2.38

Net Income Per Share - Basic                                     $0.51            $0.62            $2.40           $2.34

Income Per Share Before Special Items, Net Realized
Investment Losses, and Extraordinary Loss - Assuming
Dilution                                                         $0.62            $0.61            $2.44           $2.36

Income Per Share Before Net Realized Investment Losses
and Extraordinary Loss - Assuming Dilution                       $0.60            $0.62            $2.49           $2.37

Net Income Per Share - Assuming Dilution                         $0.51            $0.62            $2.38           $2.33

Book Value                                                                                        $24.52          $23.12

Book Value Excluding Net Unrealized Gains and Losses on
Securities                                                                                        $23.95          $22.24